UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SWITCH & DATA FACILITIES COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Deal Explained:

•	On 10/21/09 Switch and Data and Equinix announced that they had entered a definitive agreement for Equinix to acquire Switch and Data.

•

The deal allows Equinix and Switch and Data to accelerate their market momentum and global reach by gaining additional depth in the North American markets, with the combined company having a presence in 22 markets, and leveraging a combined global footprint and service delivery platform for both companies’ customers. The current data center supply and demand imbalance requires that both companies accelerate supply to satisfy global demand both organically and through strategic acquisition.

•

The deal expands the number of networks that both companies’ customers can leverage for interconnection, and significantly enhances Switch and Data’s domestic footprint to include new supply in key markets such as Chicago and Los Angeles where capacity is constrained.

•

Both companies have an extraordinary commitment to customer care to meet the need for increased performance in terms of reliability and network latency. This customer-driven approach requires continued investment in existing services and new markets which may be leveraged through an integrated global expansion plan. The deal is proof of both companies’ commitment to their customers’ need for more data center capacity and presence in more markets.

•

In addition, the acquisition helps both companies’ customers respond to two broad market trends. The rapid growth of demand for online information is requiring companies to store and distribute larger volumes of latency sensitive assets and applications at the network edge, near local population centers. At the same time, the market compels companies to develop global aggregation and distribution strategies for their digital assets and applications. The transaction is expected to give Equinix customers broader access to local markets for their network edge deployments, and Switch and Data customers a comprehensive solution to their global data center needs.

•

Both companies’ expansion plans can be accelerated for their customers to better leverage the joint inventory available and to provide an integrated set of worldwide services for future data center builds that can meet customers’ growing global needs for capacity, increasing power and more interconnection choices.

•

Lastly, the combined company may provide significant benefits in terms of increased shareholder value through continued revenue and EBITDA growth and synergy opportunities that benefit customers and shareholders alike.

Customer Benefits:

•	Global presence

•	Continued focus on core business (no distractions of new offerings)

•	Both companies are committed to overall customer experience

•	Added investment capacity from Equinix

•	More markets (both customer sets) to support data center expansion, network diversity and lower latency-sensitive applications

•	High level of Equinix support/reliability, single support/process

Growth and Scale:

•	Entry into new markets:

•

Core colocation and interconnection markets: Atlanta, Denver, Miami, Seattle, and Toronto have always been targets for Equinix expansion to meet core internet growth requirements for Equinix’s customers

•	In addition, the acquisition helps Equinix’s customers respond to two broad market trends through 16 new markets:

•	Rapid demand growth for the distribution of latency sensitive applications and content at the network edge near local centers

•

Developing global aggregation and distribution strategies for customers’ digital assets and applications that are driven by network centric applications for their customers e.g. wireless intelligent phones and their data centric applications

•	Additional capacity in existing Equinix markets:

•	NYC, Silicon Valley and Dallas (in particular)

•	Access to additional inventory in existing markets, new builds underway

•	Delay expansion capex in some cases

•	Switch and Data sites offer opportunity for additional expansion

•	Additional capacity in existing Switch and Data markets:

•	Chicago and Los Angeles

•	Eleven international markets in Europe and Asia-Pacific

•	Access to additional inventory in existing markets, new builds underway

•	Delay expansion capex in some cases

Strategic Fit:

•	Focus on colocation (not management services or selling bandwidth) helps reduce integration risk

•	Strong customer relationships

•	Ecosystem development (Network & Content, Financial Services and Enterprise)

•	Good cultural fit between companies

Answers to Customer Questions:

Q.	What will be the impact to Switch and Data customers?

A.	Until the deal closes, which is expected early next year, both companies will continue to operate independently. Sales forces, site operations and operational support services are required to support customers individually and not collaborate on any customer engagements.

Q.	When can existing Switch and Data customers expand into the Equinix sites?

A.	Until the deal closes, both companies will continue to operate independently. Longer term, Equinix and Switch and Data will be addressing integration plans.

Q.	How do I go about getting information on specific space/power availability and pricing in the Equinix data centers?

A.	Until the deal closes, both companies will continue to operate independently. Longer term, Equinix and Switch and Data will be addressing integration plans.

Q.	If I am a customer of both Switch and Data and Equinix, which pricing platform can I expect to use moving forward?

A.	Today, it’s business as usual. After the deal closes and upon contract renewal, we will work with you on a case by case basis. Since both entities will remain separate until the deal closes, we would ask that customers maintain the agreed upon confidentiality terms in your agreements.

Q.	If I expand into an Equinix data center, will I still see a single bill from Switch and Data (or vice versa)?

A.	Until the deal closes, both companies will continue to operate independently. As such, we do not have a timetable at this time on when integrated billing will be available. We will provide updates as the integration plan proceeds.

Q.	Will the Equinix offerings be integrated into the existing back office systems of Switch and Data or visa versa (Billing, Customer Service, Equinix Customer Care Portal)?

A.	We will be evaluating what functions will be fully integrated and communicate timeframes as they become available. We will be making the customer-facing initiatives, such as sales and support efforts, a priority of the overall integration plan with a goal of ensuring that all customers continue to receive the highest levels of customer service and satisfaction.

Q.	What will be the impact to existing Switch and Data customers?

A.	Equinix is not planning any material changes to the operations of Switch and Data given their quality service resulting in years of high customer satisfaction scores. Equinix will work closely with the Switch and Data team on any future expansion possibilities. In addition, Switch and Data customers will now have expansion opportunities with a seamless offering across the US, European and Asia-Pacific markets.

Important Information for Investors and Shareholders

This communication may be deemed to be solicitation material in respect of the proposed transaction between Equinix and Switch & Data. In connection with the proposed transaction involving Equinix and Switch & Data, Equinix plans to file with the SEC a Registration Statement on Form S-4 containing a Proxy Statement/Prospectus and each of Equinix and Switch & Data plan to file with the SEC other documents regarding the proposed transaction. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Switch & Data. SWITCH & DATA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Switch & Data stockholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Equinix and Switch & Data through the website maintained by the SEC at www.sec.gov. In addition, Switch & Data stockholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Equinix by directing a request to Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, CA 94404, Attention: Investor Relations (telephone: 888-222-1162) or going to Equinix’s corporate website at www.equinix.com, or from Switch & Data by directing a request to Switch & Data Facilities Company, Inc., 1715 Westshore Boulevard, Suite 650, Tampa, FL 33607, Attention: Investor Relations (telephone: 866-797-2633) or going to Switch & Data’s corporate website at www.switchanddata.com.

Equinix, Switch & Data and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Equinix’s directors and executive officers is contained in its annual proxy statement filed with the SEC on April 23, 2009. Information regarding Switch & Data’s directors and executive officers is contained in Switch & Data’s annual proxy statement filed with the SEC on April 6, 2009. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).